UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2002

Genetronics Biomedical Corporation

(Exact name of registrant as specified in charter)

Delaware	0-29608	33-0969592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California	92121-1334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 597-6006

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 16, 2002, ICN Biomedicals, Inc. (“ICN”) informed Genetronics Biomedical Corporation (“Genetronics”) that it had decided not to complete the purchase of the BTX Instrument Division of Genetronics. ICN exercised this right pursuant to the terms of an Asset Purchase Agreement between ICN and Genetronics dated June 19, 2002. Exhibit 99.1 is the press release issued to announce ICN’s decision not to complete the purchase of the BTX Division.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press release issued August 16, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

Date: August 19, 2002	By:	/s/ Avtar Dhillon

Avtar Dhillon, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued August 16, 2002